UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

NOVEMBER 5, 2007

Date of Report (date of Earliest Event Reported)

ISOLAGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA  19341

(Address of principal executive offices and zip code)

(484) 713-6000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2007, Mr. Nicholas L. Teti was appointed to the position of President of Isolagen, Inc. (the “Company”). Mr. Teti has served as Isolagen’s Chairman of the Board and Chief Executive Officer since June 2006. Mr. Teti served as President, Chief Executive Officer and a director of Inamed Corp. from July 2001 until March 2006. He has over 25 years of management, operations and marketing experience in the pharmaceuticals industry. From November 1999 until December 2000, Mr. Teti was President, Chief Executive Officer and Chief Operating Officer of DuPont Pharmaceuticals Company. He spent 25 years at DuPont and DuPont Merck, which included a number of senior management positions. Several of these assignments were in leadership roles of DuPont’s global pharmaceuticals business units. From January 2001 until June 2001, he was President and Director of Yamanouchi USA, Inc., a division of Yamanouchi Pharmaceuticals Co., where he was responsible for establishing its U.S. business. Since March 2007, Mr. Teti has served as a director of LNR Enterprises, Inc. Since May 2007, Mr. Teti has served as a director of Enteromedics, Inc. Since August 2007, Mr. Teti has served as a director of ZARS Pharma, Inc. Mr. Teti holds an M.B.A. in Health Care Administration and a B.A. in Economics from St. Joseph’s University.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Amendment to Bylaws

On November 5, 2007, the Board of Directors of the Company amended and restated the Company’s Bylaws (the “Bylaws”). The amendments to the Bylaws are set forth in Article VI, “Capital Stock.”   Article VI of the Bylaws was amended to permit the Company to issue uncertificated securities to be recorded and maintained on the books of its transfer agent without the issuance of a physical stock certificate. The amendments to the Bylaws were made to assure compliance with a continued listing  requirement, recently adopted by The American Stock Exchange (“AMEX”) and discussed below, that mandates that all listed securities be Direct Registration System (“DRS”) eligible.

The AMEX has adopted changes to its continued listing requirements that require that all listed securities must be DRS eligible by January 1, 2008. To be eligible for DRS, issuers (i) are required to use a transfer agent that meets the Depository Trust Company’s (“DTC”) requirements for direct registered securities and (ii) are required to allow securities to be recorded and maintained on the books of the transfer agent or issuer without the issuance of a physical stock certificate. The Company believes that its transfer agent satisfies the DTC requirements for direct registered securities. The changes to the Bylaws discussed above will enable the Company to allow securities issued by it to be recorded and maintained on its books and the books of its transfer agent without the issuance of a physical stock certificate, in compliance with the AMEX requirements.

A copy of the Company’s Bylaws reflecting the amendments adopted by the Board on November 5, 2007 is attached hereto as Exhibit 3.1.

(b)           Not applicable.

Item 8.01               Other Events

On November 5, 2007, the Company held its 2007 Annual Meeting of Stockholders at the Company’s offices in Exton, Pennsylvania. Dr. Kenneth A. Selzer, Mr. Steven Morrell, and Mr. Marshall G. Webb were elected as directors by the Company’s stockholders at the meeting to serve until the 2010 annual meeting of stockholders or until their respective successors have been duly elected and qualified. The Company’s stockholders ratified the appointment of BDO Seidman, LLP as the Company’s auditors for the year ending December 31, 2007.

The results of the vote were as follows:

1.             To ratify the appointment of BDO Seidman, LLP as the Company’s auditors for the year ending December 31, 2007.

Shares voted FOR / AGAINST / ABSTAINING:	33,120,713 / 136,638 / 54,576

2.             To elect three directors to hold office until the Company’s 2010 annual meeting of stockholders, or until his successor is duly elected and qualified.

Shares voted FOR / WITHHELD Mr. Steven Morrell:	31,935,719 / 1,376,208

Shares voted FOR / WITHHELD: Mr. Marshall G. Webb	32,069,017 / 1,242,910

Shares voted FOR / WITHHELD Dr. Kenneth A. Selzer:	33,009,911 / 302,016

Item 9.01               Financial Statement and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

3.1  Second Amended and Restated Bylaws, as amended and restated on November 5, 2007

[THE SIGNATURE PAGE FOLLOWS.]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date: November 8, 2007	By:	/s/ Declan Daly
Declan Daly, COO